SECURITIES AND EXCHANGE
                                   COMMISSION

                             WASHINGTON, D.C. 20549

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                                     FORM 8K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


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                          DATE OF REPORT: MARCH 9, 2001


                              THE TIREX CORPORATION
             (Exact name of Registrant as specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                                   33-17598-NY
                            (Commission File Number)

                                   22-2824362
                      (IRS Employer Identification Number)

                                3828 ST. PATRICK
                            MONTREAL, QUEBEC H4E 1A4
               (Address of Principal Executive offices) (Zip Code)


                                 (514) 933-2518
                         Registrant's Telephone Number,
                               including Area Code
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         Not applicable.

         As of March 1, 2001, the Company had 164,991,687 Common Stock issued and outstanding.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Not applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Not applicable.

ITEM 5.  OTHER EVENTS

         The Registrant has undergone the following significant events:

         The Company recently entered into an investment arrangement with a group of institutional investors (the "Purchasers") who purchased $750,000 of the Company's Convertible Debentures, the first segment of a multi-part financing which provides the Company with the option to sell to the Purchasers additional Convertible Debentures up to a maximum of $5,000,000. The Debentures are Convertible into Common Stock and provide for the issuance of Warrants to the Purchasers. The proceeds of the first financing will be used to acquire additional equipment to upgrade the Company's TCS Systems, and to expand its capacity to produce finer grades of crumb rubber mesh, and to complete the conversion of the Prototype TCS-1 System into a commercial unit. The balance of funds will be used for working capital. As part of this transaction and in order to ensure a timely filing and effectiveness of a filing on Form SB-2 with the Securities and Exchange Commission, which the Company has agreed to make in order to register the Common Stock issuable in the event of a conversion of the Debentures or exercise of the Warrants, the Company's Directors pledged approximately 12,000,000 shares of Common Stock.

ITEM 6.  RESIGNATION OF OFFICERS AND DIRECTORS.

         Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         Exhibit 1.A        Security Agreement.

         Exhibit 1.B        Form of Convertible Note.

         Exhibit 1.C        Form of Common Stock Purchase Warrant.

ITEM 8.  CHANGE IN FISCAL YEAR.

         Not applicable.

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

                                   Signatures

         Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           The Tirex Corporation

March 9, 2001                              By: /s/ JOHN L. THRESHIE, JR.
                                               ---------------------------------
                                               John L. Threshie, Jr.
                                               President and Chief
                                               Executive Officer

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